UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 26, 2006
NEW ALBERTSON’S, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-132397-01	20-4057706

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Boulevard, Boise, Idaho	83726

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:       (208) 395-6200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On June 1, 2006, Albertson’s, Inc., a Delaware corporation (“Old Albertsons”), completed a reorganization merger (the “Reorganization Merger”) whereby Old Albertsons became a wholly-owned subsidiary of New Albertson’s, Inc., a Delaware corporation (“New Albertsons”). Old Albertsons completed the Reorganization Merger as part of the previously-announced sale (the “Sale”) of Old Albertsons to SUPERVALU INC. (“Supervalu”), CVS Corporation, and a consortium of investors, including Cerberus Capital Management, L.P., Kimco Realty Corporation, Lubert-Adler Management, Inc., Klaff Realty, LP, and Schottenstein Stores Corporation.
     To effectuate the Reorganization Merger, New Diamond Sub, Inc., a wholly-owned subsidiary of New Albertsons (“Merger Sub”), merged with and into Old Albertsons, with Old Albertsons surviving as the new subsidiary of New Albertsons. Old Albertsons caused a certificate of merger to be filed with the Secretary of State of the State of Delaware on June 1, 2006.
     As a result of the Reorganization Merger, stockholders of Old Albertsons received on June 1, 2006 one share of New Albertsons common stock, par value $0.01 per share (“New Albertsons Common Stock”), in exchange for each share of Old Albertsons common stock, par value $1.00 per share (“Old Albertsons Common Stock”), that they held prior to the Reorganization Merger. The Reorganization Merger was completed in accordance with an Agreement and Plan of Merger, dated January 22, 2006, by and among Old Albertsons, New Albertsons, Merger Sub, Supervalu, and Emerald Acquisition Sub, Inc. (the “Merger Agreement”).
     Old Albertsons is one of the world’s largest food and drug retailers. Old Albertsons’ divisions and subsidiaries operate approximately 2,500 stores in 37 states across the United States and employ approximately 240,000 associates. Its banners include Albertsons, Acme, Shaw’s, Jewel-Osco, Sav-on Drugs, Osco Drug, and Star Market, as well as Super Saver and Bristol Farms, which are operated independently.
Item 5.01. Change in Control of Registrant.
     The disclosure in Item 2.01 is incorporated into this Item 5.01 by reference.
     Immediately prior to the Reorganization Merger, Old Albertsons owned all of the issued and outstanding New Albertsons Common Stock and New Albertsons owned all of the capital stock of Merger Sub. Pursuant to the Merger Agreement, Merger Sub merged with and into Old Albertsons, and each outstanding share of Old Albertsons Common Stock automatically converted into one share of New Albertsons Common Stock. As a result, effective upon consummation of the Reorganization Merger, stockholders of Old Albertsons became stockholders of New Albertsons, and now own 100% of the capital stock of New Albertsons. New Albertsons now owns 100% of the issued and outstanding Old Albertsons Common Stock, and each share of New Albertsons Common Stock previously held by Old Albertsons was cancelled.
     The issuance of New Albertsons Common Stock in the Reorganization Merger was registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on

Form S-4, Registration No. 333-132397-01, filed by Supervalu and New Albertsons with the Securities and Exchange Commission (the “Registration Statement”), which was declared effective on April 28, 2006 and which is incorporated herein by reference. Please refer to the joint proxy statement/prospectus included in the Registration Statement for additional information about the Reorganization Merger, New Albertsons Common Stock, and the anticipated subsequent change in control of New Albertsons pursuant to the Merger Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On May 26, 2006, the Board of Directors of New Albertsons appointed Paul I. Corddry, age 68, to serve, effective as of May 26, 2006, as a director of New Albertsons. New Albertsons has not yet determined the committees of the Board of Directors, if any, on which Mr. Corddry will serve. Mr. Corddry will resign from the Board of Directors of New Albertsons when the Sale described above is completed.
Item 8.01. Other Events.
     The disclosure in Items 2.01 and 5.01 is incorporated into this Item 8.01 by reference.
     Prior to the Reorganization Merger, Old Albertsons Common Stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(a) under the Exchange Act, New Albertsons Common Stock is deemed to be registered under Section 12(b) of the Exchange Act because New Albertsons is the successor issuer of Old Albertsons. As of June 2, 2006, if the Sale is not completed, the shares of New Albertsons Common Stock will be listed on The New York Stock Exchange under the symbol “ABS,” the same symbol used by Old Albertsons prior to the Reorganization Merger.
     The preceding discussion of the Merger Agreement and the Reorganization Merger is qualified in its entirety by reference to the Merger Agreement and the Registration Statement, which are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.

     (d) Exhibits.

Number	Exhibit
2.1	Agreement and Plan of Merger, dated January 22, 2006, by and among Albertson’s Inc., New Aloha Corporation (n/k/a New Albertson’s, Inc.), New Diamond Sub, Inc., SUPERVALU INC., and Emerald Acquisition Sub, Inc. (incorporated herein by reference to Annex A to Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-132397-01) of SUPERVALU INC. and New Albertson’s, Inc., filed on April 28, 2006).
99.1	Amendment No. 2 to Registration Statement on Form S-4 (Registration No. 333-132397-01) of SUPERVALU INC. and New Albertson’s, Inc., filed on April 28, 2006 (incorporated herein by reference).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ALBERTSON’S, INC.
	By:	/S/ JOHN R. SIMS

Name: John R. Sims Title: Executive Vice President and General Counsel
Date: June 1, 2006

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